EXHIBIT j.2

                              CONSENT OF KPMG, LLP


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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees of Turner Funds:

We consent to the use of our report dated November 18, 2005, with respect to the financial statements of Turner Strategic Growth Fund, (the "Fund"), one of the funds constituting Turner Funds as of September 30, 2005, incorporated herein by reference and to the reference to our firm under the heading "Financial Highlights" in the Registration Statement.



                                         /s/  KPMG LLP


Philadelphia, Pennsylvania
June 7, 2006